Exhibit 99.1
F&G Annuities & Life Announces Early Results of Cash Tender Offer for Senior Notes
Company Release – 6/4/2024
DES MOINES, Iowa, June 4, 2024 /PRNewswire/ -- F&G Annuities & Life, Inc. (NYSE: FG) (“F&G” or the “Company”) today announced the early tender results of the previously announced cash tender offer (the “Tender Offer”) of its wholly-owned subsidiary Fidelity & Guaranty Life Holdings, Inc. (“FGLH”) for up to $250,000,000 aggregate principal amount (the “Maximum Amount”) of FGLH’s 5.50% Senior Notes due 2025 (the “Notes”). The Tender Offer was made pursuant to an Offer to Purchase (the “Offer to Purchase”), dated May 20, 2024, which sets forth the terms and conditions of the Tender Offer.
FGLH has been advised by D.F. King & Co., Inc., the tender and information agent for the Tender Offer, that as of 5:00 p.m., New York City time, on June 3, 2024, the previously announced early participation date and time (the “Early Participation Date”), the aggregate principal amount of the Notes set forth in the table below under “Aggregate Principal Amount Tendered” have been validly tendered and not validly withdrawn in the Tender Offer. Withdrawal rights for the Tender Offer expired at the Early Participation Date, and, accordingly, the Notes validly tendered in the Tender Offer may no longer be withdrawn except where additional withdrawal rights are required by law.

Title of Security	CUSIP / ISIN	Aggregate Principal Amount Outstanding	Aggregate Principal Amount Tendered	Aggregate Principal Amount Accepted	Proration Factor(1)	Total Consideration Per $1,000 Principal Amount of the Notes(2)
5.50% Senior Notes due 2025	CUSIP: 315786AC7 (144A) CUSIP: U30050AB1 (Reg S) ISIN: US315786AC73 (144A) ISIN: USU30050AB14 (Reg S)	$550,000,000	$365,313,000	$250,000,000	68.5%	$1,000
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(1)    Rounded to the nearest tenth of a percentage point.
(2)    The total consideration payable to holders for each $1,000 principal amount of the Notes validly tendered and not validly withdrawn at or prior to the Early Participation Date and accepted for purchase pursuant to the Tender Offer will be $1,000 which includes an early tender payment of $50 for each $1,000 principal amount of accepted Notes.
The purchase of the Notes validly tendered and not validly withdrawn in the Tender Offer would cause FGLH to purchase Notes with an aggregate principal amount in excess of the Maximum Amount. Accordingly, the Notes will be purchased in the manner described in the Offer to Purchase by reference to the “Proration Factor” set forth in the table above.
Although the Tender Offer is scheduled to expire at 5:00 p.m., New York City time, on June 18, 2024, because the aggregate principal amount of the Notes validly tendered and not validly withdrawn prior to or at the Early Participation Date exceeded the Maximum Amount, there will be no Final Payment Date (as defined in the Offer to Purchase), and no Notes validly tendered and not validly withdrawn after the Early Participation Date will be accepted for purchase. It is anticipated that the settlement date for the Notes that were validly tendered and not validly withdrawn at or prior to the Early Participation Date and accepted for purchase by FGLH will be June 5, 2024 (the “Early Payment Date”).
The Tender Offer is subject to the satisfaction or waiver by FGLH of certain conditions as set forth in the Offer to Purchase.
Information Relating to the Tender Offer
FGLH has appointed BofA Securities, Inc., J.P. Morgan Securities LLC, RBC Capital Markets, LLC and Wells Fargo Securities, LLC to act as the dealer managers for the Tender Offer and has retained D.F. King & Co., Inc. to serve as the tender and information agent. Requests for documents may be directed to D.F. King & Co., Inc. by email at fandg@dfking.com or by telephone at (212) 269-5550 (banks and brokers) or (800) 669-5550. Questions regarding the Tender Offer may be directed to BofA Securities, Inc. toll-free at (888) 292-0070 or collect at (980) 387-3907, J.P. Morgan Securities LLC toll-free at (866) 834-4666 or collect at (212) 834-3424, RBC Capital Markets, LLC toll-free at (877) 381-2099 or collect at (212) 618-7843 and Wells Fargo Securities, LLC toll-free at (866) 309-6316 or collect at (704) 410-4235.
About F&G
F&G Annuities and Life, Inc. is committed to helping Americans turn their aspirations into reality. F&G is a leading provider of insurance solutions serving retail annuity and life customers and institutional clients and is headquartered in Des Moines, Iowa. For more information, please visit www.fglife.com.
Disclaimer
This press release must be read in conjunction with the Offer to Purchase. This press release and the Offer to Purchase (including the documents incorporated by reference therein) contain important information which must be read carefully before any decision is made with respect to the Tender Offer. If any holder is in any doubt as to the action it should take, it is recommended to seek its own legal, tax, accounting and financial advice, including as to any tax consequences, immediately from its stockbroker, bank manager, attorney, accountant or other independent financial or legal adviser. Any individual or company whose Notes are held on its behalf by a broker, dealer, bank, custodian, trust company or other nominee or intermediary must contact such entity if it wishes to participate in the Tender Offer. None of the Company, FGLH, the dealer managers, the tender and information agent, or any person who controls or is a director, officer, employee or agent of such persons, or any affiliate of such persons, makes any recommendation as to whether any holder should participate in the Tender Offer.
This press release is not (i) an offer to sell or purchase, or a solicitation of an offer to purchase or sell, any securities or (ii) a notice of redemption or an obligation to issue a notice of redemption. The Tender Offer is being made solely by FGLH pursuant to the Offer to Purchase. The Tender Offer is not being made to, nor will FGLH accept tenders of Notes from, holders in any jurisdiction in which the Tender Offer or the acceptance thereof would not be in compliance with the securities or blue sky laws of such jurisdiction.
Forward-Looking Statements
This press release contains forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements that are not related to present facts or current conditions or that are not historical facts, as well as statements that address activities, events, or developments that F&G anticipates will or may occur in the future, including, but not limited to, such things as the anticipated timing and closing of the offering of the notes, the use of net proceeds from the offering of the notes and other such matters. You can identify forward-looking statements by words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “predict,” “project,” “seek,” “outlook,” “future,” “will,” “would,” “should,” “could,” “may,” “can have,” “likely” and similar terms. Forward-looking statements include statements based on management’s current expectations and assumptions about future events. Forward-looking statements are subject to known and unknown risks and uncertainties, many of which are beyond F&G’s control, that could cause actual results to differ materially from those in or implied by the forward-looking statements. Factors that may cause such differences include the risks and uncertainties described in F&G’s Annual Report on Form 10-K for the year ended December 31, 2023, as amended, F&G’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2024 and the other reports and filings F&G makes with the SEC. These forward-looking statements speak only as of the date of this press release. F&G disclaims any obligation to update or revise any forward-looking statement, whether as a result of new information, future developments, changes in assumptions or otherwise.
Contact:
Lisa Foxworthy-Parker
SVP of Investor & External Relations
515.330.3307
Investor.relations@fglife.com
SOURCE F&G Annuities & Life, Inc.